Rule 424(b)(5)
                                                           File no. 333-08389


SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED July 25, 1994
(To Prospectus dated June 24, 1994)

                                 CWMBS, INC.
                                  Depositor

                  INDEPENDENT NATIONAL MORTGAGE CORPORATION
                          Seller and Master Servicer

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1994-O

                                  --------------------

    This Supplement relates to the offering by the Seller of the Class B-3 Certificates of the Series referenced above. This Supplement does not contain complete information about the offering of the Class B-3 Certificates. Additional information is contained in the Prospectus Supplement dated July 25, 1994 (the "Prospectus Supplement") prepared in connection with the offering of the Offered Certificates of the Series referenced above and in the Prospectus of the Depositor dated June 24, 1994 (the "Prospectus"). Prospective purchasers are urged to read this Supplement, the Prospectus Supplement and the Prospectus in full.

    As of January 27, 1997 (the "Certificate Date"), the Class Certificate Balance of the Class B-3 Certificates was approximately $2,907,892.31.

    THE CLASS B-3 CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS B-3 CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CLASS B-3 CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF CERTIFICATEHOLDERS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR
                    THE PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

    The Class B-3 Certificates offered hereby will be purchased by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") from the Seller and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Class B-3 Certificates are expected to be approximately 92.921875% of the aggregate principal balance of the Class B-3 Certificates as of the Certificate Date, before deducting sale expenses payable by the Seller.

    The Class B-3 Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that the Class B-3 Certificates will be delivered at the offices of the Underwriter in New York, New York, on or about January 31, 1997.

                        DONALDSON,  LUFKIN & JENRETTE
                            SECURITIES CORPORATION


JANUARY 31, 1997



    UNTIL  NINETY  DAYS  AFTER  THE DATE  OF  THIS  SUPPLEMENT,  ALL  DEALERS
EFFECTING TRANSACTIONS IN THE CLASS B-3 CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    This Supplement is qualified in its entirety by reference to the detailed information appearing in the accompanying Prospectus Supplement and Prospectus. Certain capitalized terms used in this Supplement are defined in the Prospectus Supplement or the Prospectus.


                              THE MORTGAGE POOL

    As of January 1, 1997 (the "Reference Date"), the Mortgage Pool included approximately 842 Mortgage Loans having an aggregate Stated Principal Balance of approximately $162,781,318.

    The   following  table   summarizes  the   delinquency  and   foreclosure
experience of the Mortgage Loans as of the Reference Date.


                                                                                                                 AS OF
                                                                                                            JANUARY 1, 1997
                                                                                                            ---------------


Total Number of Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               842
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
    30-59 days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1.90%
    60-90 days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              0.48%
    91 days or more (excluding pending foreclosures)  . . . . . . . . . . . . . . . . . . . . . . .              0.36%
                                                                                                                 -----
Total Delinquencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2.73%
                                                                                                                 =====
Foreclosures Pending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1.43%
                                                                                                                 -----
Total Delinquencies and foreclosures pending  . . . . . . . . . . . . . . . . . . . . . . . . . . .              4.16%
                                                                                                                 =====


______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.


    Nine Mortgage Loans have been converted to REO as of the Reference Date and, as of the Reference Date, there have been Realized Losses in the amount of approximately $372,636.68.

    Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.


                         SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

    INMC will continue to act as Master Servicer under the Agreement.

FORECLOSURE AND DELINQUENCY EXPERIENCE

    The following table summarizes the delinquency and foreclosure experience, respectively, as of December 31, 1994, December 31, 1995 and December 31, 1996 on approximately $6.8 billion, $9.4 billion and $10.7 billion, respectively, in outstanding principal balance of conventional mortgage loans master serviced by the Master Servicer. INMC commenced master servicing conventional mortgage loans during April 1993. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:



                                                                                     As of                         As of
                                                                                 December 31,                  December 31,
                                                                             ----------------------            ------------
                                                                              1994            1995                 1996
                                                                           ----------      ---------           ------------


Total Number of Conventional Mortgage Loans in Portfolio                     30,803           53,101               68,209
Delinquent Mortgage Loans and Pending Foreclosures at
   Period End(1):
      30-59 days . . . . . . . . .. . . . . . . . . . . . . . .               0.83%            2.30%                2.39%
      60-89 days . . . . . . .. . . . . . . . . . . . . . . . .               0.13             0.42                 0.52
90 days or more (excluding pending foreclosures). . . . . . . .               0.09             0.38                 0.81
                                                                              ----             ----                 ----
   Total Delinquencies  . . . . . . . . . . . . . . . . . . . .               1.05%            3.10%                3.92%
                                                                              =====            =====                =====
Foreclosures pending  . . . . . . . . . . . . . . . . . . . . .               0.07             0.30                 0.65
                                                                              ----             ----                 ----

Total delinquencies and foreclosures pending   .. . . . . . . .               1.12%            3.40%                4.37%
                                                                              =====            =====                =====


______________
(1)  As a percentage of the total number of loans master serviced.


                  DESCRIPTION OF THE CLASS B-3 CERTIFICATES

    The Class B-3 Certificates are Subordinated Certificates. To the extent funds are available therefor, the Class B-3 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class B-3 Certificates are allocated amounts received in respect of principal on the Mortgage Loans based on the Subordinated Principal Distribution Amount as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Subordinated Principal Distribution Amount". Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until the respective Class Certificate Balances thereof have been reduced to zero. Realized Losses will be allocated to the Class B-3 Certificates as described in the Prospectus Supplement under "Description of the Certificates -- Allocation of Losses". Additional information relating to distributions of certain unscheduled payments in respect of principal (including, but not limited to, partial principal prepayments and principal prepayments in full) are set forth in the Prospectus Supplement under "Description of the Certificates -- Principal".

    As of the Certificate Date, the Class Certificate Balance of the Class B-3 Certificates was approximately $2,907,892.31, evidencing a beneficial ownership interest of approximately 1.79% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $122,441,376.30 and evidenced in the aggregate a beneficial ownership interest of approximately 75.22% in the Trust Fund. As of the Certificate Date, the Class B-1, Class B-2, Class B-4, Class B-5 and Class B-6 Certificates had aggregate principal balances of $28,594,274.29, $4,361,838.45, $1,453,946.15, $484,648.72 and $2,537,342.46, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 17.57%, 2.68%, 0.89%, 0.30% and 1.56%, respectively, in the Trust Fund. The Class B-4, Class B-5 and Class B-6 Certificates are the only Certificates supporting the Class B-3 Certificates. For additional information with respect to the Class B-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

    The  most  recent   monthly  statement   that  has   been  furnished   to
Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

REVISED STRUCTURING ASSUMPTIONS

    Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Pool consists of two Mortgage Loan with the following characteristics:



                                                                                                 Remaining
                                                            Original Term                         Term to
                                        Adjusted Net         to Maturity      Loan Age            Maturity
Principal Balance   Mortgage Rate       Mortgage Rate        (in Months)     (in Months)         (in months)
-----------------   -------------       -------------      --------------    -----------        -----------


$136,482,977.54     8.9800584143%       8.6015418917%          360              33                  327
$ 26,298,340.40     7.7498917007%       7.3726189074%          360              35                  325


(ii) the Mortgage  Loans prepay at the specified constant percentages of SPA,
(iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced on or after the Reference Date,
(iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement under "Description of the Certificates -- Principal" without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls on or after the Reference Date and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date,
(vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the Revised Structuring Assumptions as set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (ix) the closing date of the sale of the Class B-3 Certificates is January 31, 1997, (x) the Seller is not required to repurchase or substitute for any Mortgage Loan on or after the Reference Date and (xi) the Master Servicer does not, on or after the Reference Date, exercise any option to repurchase any Mortgage Loans described in the Prospectus Supplement under "Description of the Certificates -- Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the table herein.

    Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 235% SPA assumes prepayment rates will be 0.47% per annum in month one, 0.94% per annum in month two, and increasing by 0.47% in each succeeding month until reaching a rate of 14.10% per annum in month 30 and remaining constant at 14.10% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.


                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

DECREMENT TABLE

    The following table indicates the percentage of the Certificate Date Principal Balance of the Class B-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


           PERCENT OF CLASS B-3 CERTIFICATE BALANCE OUTSTANDING/*/




Distribution Date                                                             SPA Prepayment Assumption
-----------------                                                             -------------------------
                                                   0%         125%          235%          350%          500%          650%
                                                   --         ----          ----          ----          ----          ----

Certificate Date  . . . . . . . . . .            100%         100%          100%          100%          100%          100%
January 1998  . . . . . . . . . . . .             99%          99%           99%           99%           99%           99%
January 1999  . . . . . . . . . . . .             98%          98%           98%           98%           98%           98%
January 2000  . . . . . . . . . . . .             97%          96%           95%           94%           92%           88%
January 2001  . . . . . . . . . . . .             96%          92%           89%           85%           80%           53%
January 2002  . . . . . . . . . . . .             94%          87%           81%           75%           63%           32%
January 2003  . . . . . . . . . . . .             93%          81%           72%           62%           44%           19%
January 2004  . . . . . . . . . . . .             91%          75%           62%           50%           30%           11%
January 2005  . . . . . . . . . . . .             90%          68%           52%           38%           21%            7%
January 2006  . . . . . . . . . . . .             88%          61%           44%           30%           14%            4%
January 2007  . . . . . . . . . . . .             86%          55%           37%           23%           10%            2%
January 2008  . . . . . . . . . . . .             84%          50%           31%           18%            7%            1%
January 2009  . . . . . . . . . . . .             81%          45%           26%           14%            4%            1%
January 2010  . . . . . . . . . . . .             78%          40%           21%           10%            3%            1%
January 2011  . . . . . . . . . . . .             76%          36%           18%            8%            2%            0%
January 2012  . . . . . . . . . . . .             72%          32%           14%            6%            1%            0%
January 2013  . . . . . . . . . . . .             69%          28%           12%            4%            1%            0%
January 2014  . . . . . . . . . . . .             65%          24%           10%            3%            1%            0%
January 2015  . . . . . . . . . . . .             61%          21%            8%            2%            0%            0%
January 2016  . . . . . . . . . . . .             57%          18%            6%            2%            0%            0%
January 2017  . . . . . . . . . . . .             52%          15%            5%            1%            0%            0%
January 2018  . . . . . . . . . . . .             46%          13%            4%            1%            0%            0%
January 2019  . . . . . . . . . . . .             40%          10%            3%            1%            0%            0%
January 2020  . . . . . . . . . . . .             34%           8%            2%            0%            0%            0%
January 2021  . . . . . . . . . . . .             27%           6%            1%            0%            0%            0%
January 2022  . . . . . . . . . . . .             20%           4%            1%            0%            0%            0%
January 2023  . . . . . . . . . . . .             11%           2%            0%            0%            0%            0%
January 2024  . . . . . . . . . . . .              2%           0%            0%            0%            0%            0%
January 2025  . . . . . . . . . . . .              0%           0%            0%            0%            0%            0%
                                                _____        _____         _____         _____         _____         _____
Weighted Average Life (years)** . . .            18.6         12.2           9.4           7.8           6.2           4.7
                                                =====        =====         =====         =====         =====         =====


_____________________
 *  Rounded to the nearest whole percentage.
** Determined as specified in the Prospectus Supplement under "Weighted Average Lives of the Offered Certificates."


                              CREDIT ENHANCEMENT

    As  of the  Reference  Date, the  Special  Hazard Loss  Coverage  Amount,
Bankruptcy  Loss  Coverage  Amount  and   Fraud  Loss  Coverage  Amount  were
approximately $1,643,258, $100,000 and $3,959,980, respectively.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Prospective purchasers of the Class B-3 Certificates should consider carefully the income tax consequences of an investment in the Class B-3 Certificates discussed under "Certain Federal Income Tax Consequences" in the Prospectus Supplement and in the Prospectus. Such purchasers should also consult their own tax advisors with respect to those consequences.


                             ERISA CONSIDERATIONS

    Prospective purchasers of the Class B-3 Certificates should consider carefully the ERISA consequences of an investment in the Class B-3 Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-3 Certificates originally did not qualify for purposes of the Exemption, PTCE 83-1, or any other issued exemption under ERISA.


                                   RATINGS

    The Class B-3 Certificates are currently rated "BBB" by Fitch Investors Service, L.P. See "Ratings" in the Prospectus Supplement.


                               USE OF PROCEEDS

    The Seller intends to use the net proceeds from the sale of the Class B-3 Certificates for general corporate purposes.


                            METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in an agreement between the Seller and the Underwriter, the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Seller the Class B-3 Certificates. Distribution of the Class B-3 Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Class B-3 Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting discounts.

    The Underwriter intends to make a secondary market in the Class B-3 Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Class B-3 Certificates will develop or, if it does develop, that it will continue.

    The Seller has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                        EXHIBIT 1




Mortgage Rates (1)                                              Current Mortgage Loan Principal Balances (1)

                  Number of      Aggregate    Percent of        Range of               Number of      Aggregate    Percent of
                  Mortgage   Principal Balance  Mortgage        Current Mortgage Loan  Mortgage   Principal Balance  Mortgage
Mortgage Rates (%)  Loans        Outstanding       Pool         Principal Balance       Loans       Outstanding         Pool


           6.875        1  $          235,937     0.14 %              $0  -  $50,000         40 $        1,742,815      1.07 %
           7.000        3           1,086,938     0.67           $50,001  - $100,000        178         13,765,872      8.46
           7.125        4           1,672,091     1.03          $100,001  - $150,000        173         21,277,794     13.07
           7.250        7           1,750,236     1.08          $150,001  - $200,000        105         18,074,411     11.10
           7.375        9           2,916,262     1.79          $200,001  - $250,000        129         29,146,144     17.91
           7.500       14           3,693,568     2.27          $250,001  - $300,000         83         22,794,451     14.00
           7.625        4             761,967     0.47          $300,001  - $350,000         49         15,749,743      9.68
           7.750        3             623,728     0.38          $350,001  - $400,000         26          9,634,957      5.92
           7.875        4           1,460,164     0.90          $400,001  - $450,000         15          6,404,730      3.93
           8.000       12           2,934,383     1.80          $450,001  - $500,000         13          6,154,046      3.78
           8.125       15           3,156,383     1.94          $500,001  - $550,000          9          4,703,008      2.89
           8.155        1             546,219     0.34          $550,001  - $600,000         12          6,838,478      4.20
           8.250       21           5,460,465     3.35          $600,001  - $650,000          6          3,688,848      2.27
           8.280        1             572,436     0.35          $650,001  - $700,000          2          1,371,573      0.84
           8.375       35           8,429,524     5.18          $700,001  - $750,000          2          1,434,446      0.88
           8.445        1             576,223     0.35
           8.500       44          11,073,188     6.80                   Total              842 $      162,781,318    100.00 %
           8.595        1             250,316     0.15
           8.625       52          13,385,713     8.22          (1) As of the Reference Date, the average current Mortgage
           8.750       69          17,599,161    10.81              Loan principal balance is expected to be $193,327.
           8.875       96          20,966,186    12.89
           9.000       67          10,923,178     6.71
           9.125       75          12,058,222     7.41          Original Term to Maturity (1)
           9.250       93          12,796,437     7.86
           9.375       66           9,324,754     5.73                                 Number of      Aggregate    Percent of
           9.500       60           7,968,672     4.90          Original Term to       Mortgage   Principal Balance Mortgage
           9.625       27           2,657,636     1.63          Maturity (Months)        Loans       Outstanding        Pool
           9.750       25           3,607,310     2.22
           9.875       17           1,933,138     1.19               360                    842 $      162,781,318    100.00 %
          10.000        5             656,030     0.40
          10.125        6             850,542     0.52                   Total              842 $      162,781,318    100.00 %
          10.250        2             609,390     0.37
          10.375        2             244,922     0.15            (1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be
      Total           842  $      162,781,318   100.00 %              approximately 327 months.

(1) As of the Reference Date, the weighted average Mortgage
    Rate of the Mortgage Loans is expected to be approximately 8.781%.





Original Loan-to-Value Ratios (1)                               Documentation of Mortgage Loans

Original         Number of       Aggregate    Percent of                               Number of      Aggregate    Percent of
Loan-to Value    Mortgage    Principal Balance  Mortgage                               Mortgage   Principal Balance  Mortgage
Ratios (%)         Loans        Outstanding        Pool         Type of Program          Loans       Outstanding        Pool


60.00 and Below       101  $       12,748,747     7.83 %        Full/Alternative            386 $       82,764,427     50.84 %
60.01 - 65.00          39           6,451,385     3.96          Reduced                     365         67,546,304     41.50
65.01 - 70.00          91          14,492,449     8.90          No Ratio                     91         12,470,587      7.66
70.01 - 75.00          96          15,165,401     9.32
75.01 - 80.00         230          37,721,678    23.17                   Total              842 $      162,781,318    100.00 %
80.01 - 85.00           9           3,348,145     2.06
85.01 - 90.00          38           8,117,585     4.99
90.01 - 95.00          75          20,166,279    12.39
95.01 - 100.00        163          44,569,649    27.38

      Total           842  $      162,781,318   100.00 %

(1) The weighted average original Loan-to Value Ratio of the Mortgage
    Loans is expected to be approximately 82.56%.





State Distribution of Mortgage Properties (1)                   Type of Mortgaged Properties

                 Number of       Aggregate    Percent of                               Number of      Aggregate    Percent of
                 Mortgage    Principal Balance Mortgage                                 Mortgage   Principal Balance Mortgage
State              Loans        Outstanding       Pool          Property Type            Loans       Outstanding        Pool


California            529  $      119,053,828    73.13 %        Single Family               640 $      129,469,730     79.53 %
Florida                37           4,156,390     2.55          Low Rise Condominium         35          4,898,663      3.01
New Jersey             35           5,641,109     3.47          2-4 Units                    69          9,634,974      5.92
New York               24           5,582,280     3.43          Planned Unit
Oregon                 29           3,385,102     2.08            Developement (PUD)         96         18,654,038     11.46
Other (1)             188          24,962,609    15.34          High Rise Condominium         2            123,913      0.08

      Total           842  $      162,781,318   100.00 %                 Total              842 $      162,781,318    100.00 %

(1) Other includes 26 other states, and the District of Columbia, with under 2% concentration individually. No more than approximately
    1.36% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.





Purpose of Mortgage Loans                                          Occupancy Types (1)

                        Number of       Aggregate    Percent of                               Number of      Aggregate    Percent of
                        Mortgage    Principal Balance  Mortgage                               Mortgage   Principal Balance  Mortgage
  Loan Purpose           Loans        Outstanding       Pool       Occupancy Type           Loans       Outstanding        Pool


Purchase                288       $47,638,249        29.27 %       Primary Home                672 $      145,653,361    89.48%
Refinance
(Rate or Term)          382       90,935,003         55.86         Second Home                  11          1,370,285     0.84
Refinance
(Cash-out)              172       24,208,066         14.87         Investor                    159         15,757,672     9.68

      Total             842       $162,781,318       100.00 %      Total              842      $162,781,318    100.00 %

(1) Based upon representation of the Mortgagors at the time of origination.





                                  EXHIBIT 2




THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1994-O

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF JULY 1, 1994
CUSIP # 126690

                                              Distribution Date:     01/27/97





                                                                             SINGLE            TOTAL
4.04(i)    Reduction of the Stated Amount of Certificates                    CERTIFICATE       AMOUNT


                             Class A-1 Certificates               2T2        $18.09755233      $533,606.33
                             Class A-2 Certificates               2U9        $12.69075196      $212,646.24
                             Class A-3 Certificates               2V7         $0.00000000            $0.00
                             Class A-4 Certificates               2W5         $0.00000000            $0.00
                             Class A-5 Certificates               2X3         $0.00000000            $0.00
                             Class A-6 Certificates               2Y1         $0.00000000            $0.00
                             Class A-7 Certificates               2Z8        $12.74662393      $126,918.13
                             Class A-8 Certificates               3A2         $0.00000000            $0.00
                             Class A-9 Certificates               3B0         $0.00000000            $0.00
                             Class A-10 Certificates              3C8        $34.48513052      $637,974.91
                             Class A-11 Certificates              3D6               $0.00            $0.00
                             Class PO Certificates                3E4         $1.02798536        $1,857.43
                             Class A-R Certificates               3F1         $0.00000000            $0.00
                             Class B-1 Certificates               3G9         $0.76482441       $22,336.70
                             Class B-2 Certificates               3H7         $0.76482440        $3,407.29
                             Class B-3 Certificates               3J3         $0.76482441        $2,271.53
                             Class B-4 Certificates                           $0.76482441        $1,135.76
                             Class B-5 Certificates                           $0.76482441          $378.59
                             Class B-6 Certificates                           $0.66733133        $1,982.07
                                                                                    Total    $1,544,514.99

     Aggregate Amount of any Principal Prepayments                                           $1,415,931.55






4.04(ii)   Amounts distributed representing interest                SINGLE                TOTAL
                                                                 CERTIFICATE              AMOUNT


               Class A-1 Certificates.                             $4.02103103            $118,560.10
               Class A-2 Certificates                              $5.46321915             $91,541.70
               Class A-3 Certificates                              $6.66666667            $152,330.00
               Class A-4 Certificates                              $5.83333333             $56,586.25
               Class A-5 Certificates                              $7.08333333             $58,905.00
               Class A-6 Certificates                              $4.16666482              $7,533.33
               Class A-7 Certificates                              $4.77247062             $47,519.49
               Class A-8 Certificates                              $6.56250242              $6,792.19
               Class A-9 Certificates                              $6.56250000            $127,653.75
               Class A-10 Certificates                             $1.63780649             $30,299.42
               Class A-11 Certificates                             $6.25000000            $104,700.00
               Class PO Certificates                               $0.00000000 N/A
               Class A-R Certificates                              $6.56250000                  $6.56
               Class B-1 Certificates                              $6.43028625            $187,796.51
               Class B-2 Certificates                              $6.43028732             $28,646.93
               Class B-3 Certificates                              $6.43028620             $19,097.95
               Class B-4 Certificates                              $6.43028956              $9,548.98
               Class B-5 Certificates                              $6.43028283              $3,182.99
               Class B-6 Certificates                              $5.61061099             $16,664.32

                                                                        Amount          $1,067,365.47






   4.04(iii)   Amount of shortfall which is less than the full amount that would be distributed:

                             Principal                                                    0.00
                             Interest                                                     0.00



                                                                                 SINGLE              TOTAL
4.04(iv)   Stated Amount of Certificates after this Distribution               CERTIFICATE          AMOUNT


                    Class A-1 Certificates                                     $594.63100623        $17,532,695.22
                    Class A-2 Certificates                                     $715.73850113        $11,992,914.32
                    Class A-3 Certificates                                   $1,000.00000000        $22,849,500.00
                    Class A-4 Certificates                                   $1,000.00000000         $9,700,500.00
                    Class A-5 Certificates                                   $1,000.00000000         $8,316,000.00
                    Class A-6 Certificates                                   $1,000.00000000         $1,808,000.00
                    Class A-7 Certificates                                     $714.48701864         $7,114,147.24
                    Class A-8 Certificates                                   $1,000.00000000         $1,035,000.00
                    Class A-9 Certificates                                   $1,000.00000000        $19,452,000.00
                    Class A-10 Certificates                                    $227.56390443         $4,209,932.23
                    Class A-11 Certificates                                  $1,000.00000000        $16,752,000.00
                    Class PO Certificates***                                   $928.50765629         $1,677,687.29
                    Class A-R Certificates                                   $1,000.00000000             $1,000.00
                    Class B-1 Certificates                                     $979.08831677        $28,594,274.29
                    Class B-2 Certificates                                     $979.0883163          $4,361,838.45
                    Class B-3 Certificates                                    $979.08831859          $2,907,892.31
                    Class B-4 Certificates                                    $979.08831859          $1,453,946.15
                    Class B-5 Certificates                                    $979.08832529            $484,648.72
                    Class B-6 Certificates                                    $854.28277176          $2,537,342.46
                                                                              Total Amount         $162,781,318.69



 4.04(v)   The Pool Stated Principal Balance
             for the following Distribution Date:            $162,781,317.94

 4.04(vi)  Senior Percentage for the following
              Distribution Date                               75.1783735270%%
           Subordinated Percentage for the
              following Distribution Date                      24.8216264730%

 4.04(vii)  Amount of the Master Servicing Fees
              paid to or retained by the Master Servicer
              with respect to such Distribution Date              $51,632.22




4.04(viii)  Pass-Through Rate for each such Class of Certificates


                    Class A-1 Certificates.                           7.87500%
                    Class A-2 Certificates                            9.00000%
                    Class A-3 Certificates                            8.00000%
                    Class A-4 Certificates                            7.00000%
                    Class A-5 Certificates                            8.50000%
                    Class A-6 Certificates                            5.00000%
                    Class A-7 Certificates                            7.87500%
                    Class A-8 Certificates                            7.87500%
                    Class A-9 Certificates                            7.87500%
                    Class A-10 Certificates                           7.50000%
                    Class A-11 Certificates                           7.50000%
                    Class PO Certificates                                 N/A
                    Class A-R Certificates                            7.87500%
                    Class B-1 Certificates                            7.87500%
                    Class B-2 Certificates                            7.87500%
                    Class B-3 Certificates                            7.87500%
                    Class B-4 Certificates                            7.87500%
                    Class B-5 Certificates                            7.87500%
                    Class B-6 Certificates                            7.87500%



4.04(ix)   Amount of Advances included in the distribution
           on such Distribution Date                               $26,728.64
           Aggregate amount of Advances outstanding as of
           the close of business on such Distribution Date         $43,911.13




4.04(x)    The number and aggregate principal amounts of Mortgage
           Loans delinquent


                                              30 to 59 days             16            $1,917,702.85
                                              60 to 90 days              4              $599,944.27
                                                91 or more               3              $716,699.90







         The number and aggregate principal amounts of Mortgage Loans in foreclosure


                   In foreclosure                       12            $2,740,254.23
                      Bankruptcy
                                                         7              $940,957.71





    4.04(xi)   Loan number and Stated Principal Balance of
               any Mortgage Loan that became an REO
               Property during the preceding calendar
               month                                   0.00              0.00

   4.04(xii)   Total number and principal balance of
                  any REO Properties as of the close
                  of business on the Determination
                  Date preceding such Distribution Date    9     $2,596,836.23

   4.04(xiii)  Senior Prepayment Percentage                    100.0000000000%

   4.04(xiv)   Aggregate amount of Realized Losses
                 incurred during the preceding calendar
                 month                                                   0.00
               Aggregate amount of Realized Losses
                 through Distribution Date                        $372,636.68

    4.04(xv)   Special Hazard Loss Coverage Amount               $1,643,258.33
               Required Fraud Loss Coverage Amount               $3,959,980.00
               Bankruptcy Loss Coverage Amount                     $100,000.00